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                                                                      Exhibit 3m



                              EMPLOYMENT AGREEMENT


THIS AGREEMENT is dated the 1st day of November, 1996,

BETWEEN:
                        MINCO MINING & METALS CORPORATION
                          1870-401 West Georgia Street
                      Vancouver, British Columbia, V6B 5A1
                             (herein the "EMPLOYER")

                                     - and -

                                 PETER TSAPARAS
                        c/o 1870-401 West Georgia Street
                      Vancouver, British Columbia, V6B 5A1
                             (herein the "EMPLOYEE")

WHEREAS the Employer desires to engage the Employee to provide services to the Employer as an employee for the term of this Agreement and the Employee has agreed to provide such services, all in consideration and upon the terms and conditions contained herein;

NOW THEREFORE it is hereby agreed as follows:

1.       EMPLOYMENT

A. The Employer agrees to employ the Employee as Chairman on a part-time basis and to provide services pursuant to the terms of this Agreement and the Employee agrees to accept such position of employment.

B. The Employee agrees to perform such duties and assume such responsibilities as assigned by the Employer from time to time which are customarily associated with the position of Chairman.

2.       COMPENSATION AND BENEFITS

A. The Employer agrees to pay the Employee, as basic compensation for the services provided by the Employee hereunder, $2,000.00 per month payable semi-monthly on the fifteenth and last days of each month with such amount reviewable in June of each year during the term of this Agreement.
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B. Deductions will be made from the Employee's compensation for Unemployment
Insurance Contributions. Canada Pension Plan contributions, and income tax as required by law. Eligible employees may also be covered under provincial workers' compensation legislation and the Employer will be responsible for remitting all workers' compensation payments.

3.      EXPENSES

The Employer shall pay for or reimburse the Employee for all reasonable, ordinary and necessary expenses incurred by the Employee in the ordinary course of his or her employment upon presentation by the Employee to the Employer of proper accounts, statements, invoices or receipts for such items.

4.       CONFLDENTIAL INFORMATION

A. The Employee acknowledges that certain of the material and information made available to the Employee by the Employer in the performance of his or her duties (the "CONFIDENTIAL INFORMATION") will be of a confidential nature. The Employee recognizes that the Confidential Information is the sole and exclusive property of the Employer, and the Employee shall use his or her best efforts and exercise utmost diligence to protect and maintain the confidentiality of the Confidential Information. The Employee shall not, directly or indirectly, use for himself or herself or another, or disclose to another any Confidential Information, whether or not acquired, learned, obtained or developed by the Employee alone or in conjunction with others, except as such disclosure or use may be required in connection with his or her employment or as may be consented to in writing by the Employer.

B. The Confidential Information is and shall remain the sole and exclusive property of the Employer regardless of whether such information was generated by the Employee or by others, and the Employee agrees that upon termination of this Agreement he or she shall deliver promptly to the Employer all such tangible parts of the Confidential Information including records, data, notes, reports, proposals, client lists, correspondence, materials, marketing or sales information, computer programs, equipment, or other documents or property which are in the possession or under the control of the Employee without retaining copies thereof.

C. Each of the foregoing obligations of the Employee in this clause shall also apply to any confidential information of customers, joint venture parties, contractors and other entities, of any nature whatsoever, with whom the Employer or any associate or affiliate of the Employer has business relations.

D. Notwithstanding the foregoing provisions of this clause, the Employee shall not be liable for the disclosure or use of any of the Confidential Information to the extent that:

         (a) the Confidential Information is or becomes available to the public from a source other than the Employee and through no fault of the Employee; or

                                      -2-
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         (b)      the Confidential Information is lawfully obtained by the
                  Employee from a third party or a source outside of this Agreement.

E. The covenants and agreements contained in this clause shall survive the termination of this Agreement and the employment relationship with the Employer.

5.      TERM

         Except as otherwise provided in this Agreement, the term of this Agreement shall expire on June 25, 1999.

6.       TERMINATION

A. The Employer may terminate this Agreement and the Employee's employment immediately and without severance pay upon the occurrence of any one of the following events:

         (a) any act or omission of the Employee which constitutes grounds for dismissal of an employee for just cause as that term is interpreted by the applicable employment and labour law of the province; or

         (b)    death of the Employee.

B. The Employer may also terminate this Agreement and the Employee's employment by providing the Employee with two months If the applicable statutory employment and labour laws of the province provide for a period of notice greater than that set out in this section, then the Employer shall comply with such laws. However, the Employee will not be entitled to any more notice or severance pay than set out in this Agreement or as provided by the applicable statutory employment and labour laws of the province.

C. The Employee may terminate this Agreement and the Employee's employment by providing at least two months notice of termination.

D.       Upon termination of this Agreement:

         (a) the Employer's obligations to the Employee under this Agreement shall terminate except for the Employer's obligation to pay the Employee's compensation and expenses in accordance with the terms of this Agreement, to the date of termination: and

         (b) the Employee's obligations to the Employer under this Agreement shall terminate except those obligations which are specifically expressed to survive the termination of this Agreement.

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7.       GOVERNING LAW

         This Agreement shall be governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

8.       SEVERABILITY

         If any provision of this Agreement, or the application of such provision to any person or in any circumstance, shall be determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement, and the application of such provision to any person or in any circumstance other than that to which it is held to be invalid, illegal or unenforceable, shall not be affected thereby.

9.       AMENDMENTS

         Any amendment to this Agreement must be in writing and signed by both parties hereto.

10.      TIME OF ESSENCE

         Time shall be of the essence in this Agreement.

11.      ENTIRE AGREEMENT

         This is the entire Agreement between the Employer and the Employee with respect to the employment of the Employee by the Employer and supersedes any prior agreements with respect to such employment whether written or oral.

12.      NOTICES

         Notices hereunder shall be in writing and must be either personally delivered or sent by double registered mail to the address(es) set forth above. A party may change the address set forth above by proper notice to the other.

13.      NO WAIVER

         The failure of any party to insist upon the strict performance of a covenant or obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such party's right to demand strict performance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any covenant or obligation hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or of any other obligation hereunder.

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14.      ASSIGNMENT

         This Agreement is personal in nature and may not be assigned by either party hereto.

15.      ENUREMENT

         This Agreement shall be binding upon and shall enure to the benefit of each of the parties hereto and their respective permitted receivers, successors and assigns.

IN WITNESS WHEREOF the parties hereto have signed this Agreement as of the day and year first above written.



MINCO MINING & METALS CORPORATION


Per: /s/ Colin McAleenan
    ------------------------------
    Colin McAleenan
    Vice President



/s/ Peter Tsaparas
----------------------------------
PETER TSAPARAS